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                                                                    Exhibit 23.4

                      CONSENT OF THE INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 8, 1999 with respect to the financial statements of Forum GmbH included in the Pre-Effective Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-81981) and related Prospectus of COPE, Inc. for the registration of 900,000 shares of its common stock.

Ernst & Young Deutsche Allgemeine Treuhand AG

Dr. Zimmerman                 Walbrol

Munich, Germany
December 10, 1999